Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2020 RESULTS

Third quarter GAAP net income of $14.9 million or $0.44 per diluted common share and Core Earnings(1) of $10.5 million or $0.31 per diluted common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $14.9 million or $0.44 per diluted common share and Core Earnings(1) of $10.5 million or $0.31 per diluted common share for the third quarter of 2020.

“This morning, we announced another quarter of consistent earnings with continued stable credit performance and liquidity position,” said Bryan Donohoe, Chief Executive Officer of ACRE. “Since the inception of ACRE, our focus on defensively positioning both our portfolio and our funding sources has enabled us to successfully navigate market downturns like the one we have experienced this year.  We are now seeing an improvement in market activity and the quality of investment opportunities.”

“Our continued strategic focus on defensive, senior loans in growing, non-gateway markets continues to produce attractive results as 100% of our loans made their contractual debt service payments for the third quarter and October payment dates,” said Tae-Sik Yoon, Chief Financial Officer of ACRE.

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

COMMON STOCK DIVIDEND

On September 16, 2020, the Company declared a cash dividend of $0.33 per common share for the third quarter of 2020. The third quarter 2020 dividend was paid on October 15, 2020 to common stockholders of record as of September 30, 2020.

ADDITIONAL INFORMATION

The Company issued a presentation of its third quarter 2020 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2020 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 with the U.S. Securities and Exchange Commission on October 29, 2020.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, October 29, 2020, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter 2020 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 2414923 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 5, 2020 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10148188. An archived replay will also be available through November 5, 2020 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 20, 2020, and the risk factors described in Part II - Other Information, Item 1A. Risk Factors in the Company's Quarterly Report on Form 10-Q filed with the SEC on October 29, 2020. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Cash and cash equivalents	$81,295	$5,256
Restricted cash	—	379
Loans held for investment ($495,167 and $515,896 related to consolidated VIEs, respectively)	1,778,199	1,682,498
Current expected credit loss reserve	(25,454)	—
Loans held for investment, net of current expected credit loss reserve	1,752,745	1,682,498
Real estate owned, net	37,476	37,901
Other assets ($896 and $1,309 of interest receivable related to consolidated VIEs, respectively; $61,833 and $41,104 of other receivables related to consolidated VIEs, respectively)	77,542	58,100
Total assets	$1,949,058	$1,784,134
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$791,136	$728,589
Notes payable	57,848	54,708
Secured term loan	109,803	109,149
Collateralized loan obligation securitization debt (consolidated VIE)	443,860	443,177
Secured borrowings	54,617	—
Due to affiliate	2,670	2,761
Dividends payable	11,072	9,546
Other liabilities ($368 and $718 of interest payable related to consolidated VIEs, respectively)	8,703	9,865
Total liabilities	1,479,709	1,357,795
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2020 and December 31, 2019 and 33,441,937 and 28,865,610 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	329	283
Additional paid-in capital	497,421	423,619
Accumulated earnings (deficit)	(28,401)	2,437
Total stockholders' equity	469,349	426,339
Total liabilities and stockholders' equity	$1,949,058	$1,784,134

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Interest income	$30,626	$28,269	$91,908	$86,248
Interest expense	(11,875)	(15,124)	(40,450)	(47,539)
Net interest margin	18,751	13,145	51,458	38,709
Revenue from real estate owned	3,623	6,702	10,032	16,970
Total revenue	22,374	19,847	61,490	55,679
Expenses:
Management and incentive fees to affiliate	1,847	1,578	5,771	5,405
Professional fees	639	542	2,202	1,553
General and administrative expenses	969	1,005	2,797	3,153
General and administrative expenses reimbursed to affiliate	802	831	2,890	2,261
Expenses from real estate owned	4,046	6,838	13,976	15,644
Total expenses	8,303	10,794	27,636	28,016
Provision for current expected credit losses	(1,048)	—	22,063	—
Realized losses on loans sold	4,008	—	4,008	—
Change in unrealized losses on loans held for sale	(3,998)	—	—	—
Income before income taxes	15,109	9,053	7,783	27,663
Income tax expense, including excise tax	181	19	350	332
Net income attributable to common stockholders	$14,928	$9,034	$7,433	$27,331
Earnings per common share:
Basic earnings per common share	$0.45	$0.32	$0.23	$0.96
Diluted earnings per common share	$0.44	$0.31	$0.22	$0.95
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	33,337,445	28,634,514	32,852,553	28,598,807
Diluted weighted average shares of common stock outstanding	33,550,444	28,867,603	33,072,085	28,837,766
Dividends declared per share of common stock (1)	$0.33	$0.33	$0.99	$0.99

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended September 30, 2020 ($ in thousands):

	For the three months ended September 30, 2020	For the twelve months ended September 30, 2020
Net income attributable to common stockholders	$14,928	$17,093
Stock-based compensation	367	1,438
Incentive fees to affiliate	—	680
Depreciation of real estate owned	224	887
Provision for current expected credit losses	(1,048)	22,063
Change in unrealized losses on loans held for sale	(3,998)	—
Core Earnings	$10,473	$42,161

Net income attributable to common stockholders	$0.45	$0.54
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	—	0.02
Depreciation of real estate owned	0.01	0.03
Provision for current expected credit losses	(0.03)	0.69
Change in unrealized losses on loans held for sale	(0.12)	—
Basic Core Earnings per common share	$0.31	$1.33

Net income attributable to common stockholders	$0.44	$0.53
Stock-based compensation	0.01	0.04
Incentive fees to affiliate	—	0.02
Depreciation of real estate owned	0.01	0.03
Provision for current expected credit losses	(0.03)	0.69
Change in unrealized losses on loans held for sale	(0.12)	—
Diluted Core Earnings per common share	$0.31	$1.32